UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2025, Vireo Growth Inc. (“Vireo” or the “Company”) entered into the Second Amendment to Merger Agreement (the “Second Amendment”) with Vireo DR Merger Sub Inc., a Nevada corporation (“Merger Sub”), and Deep Roots Holdings, Inc., a Nevada corporation (“Deep Roots”), which amended the Agreement and Plan of Merger, by and among the Company, Merger Sub, Deep Roots, and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as representative, agent and attorney-in-fact of the Deep Roots stockholders) (“Representative”), dated December 18, 2024 (as amended by the First Amendment to Merger Agreement dated March 14, 2025 and the Second Amendment, the “Merger Agreement”). Capitalized terms used herein without a definition have the meanings given to such terms in the Merger Agreement.

The Second Amendment amended the definitions of (i) “Closing Indebtedness”, “Closing Working Capital”, and “Post-Closing Debt” in the Merger Agreement to provide that the calculations of such amounts will be determined as of December 31, 2024 rather than the Closing Date (as defined below), (ii) “280E Tax Reserve Shortfall” in the Merger Agreement to provide that such amount will be $0.00, and (iii) “Minimum Cash Amount” to increase the base cash amount required to be held by Deep Roots at the Closing from $3,000,000 to $3,590,000.

The Second Amendment also amended the Merger Agreement to provide for the indirect assumption and payment by the Company of a pre-Closing compensatory award from Deep Roots to the holders of its incentive common stock in the amount of $6,205,000 (the “Compensatory Award”). In respect of the Compensatory Award, the Company issued a number of its subordinate voting shares (the “Parent Shares”) to the former holders of Deep Roots’ incentive common stock equal to the Compensatory Award divided by $0.52 for an aggregate of 11,932,692 Parent Shares, less the number of Parent Shares withheld to satisfy applicable income, payroll, and employment taxes. The Parent Shares were issued to the former holders of Deep Roots’ incentive common stock in consideration for a corresponding decrease in the Closing Merger Consideration under the Merger Agreement in an amount equal to the Compensatory Award, and no portion of the Closing Merger Consideration was paid by the Company in respect of Deep Roots’ incentive common stock (which was cancelled in the Merger). Further, the Parent Shares issued in respect of the Compensatory Award will not be eligible to receive any portion of the earn-out payments, or be subject to the clawback provisions, that are applicable to the Deep Roots stockholders under the Merger Agreement and that are described in greater detail in Item 2.01 below, and will generally not be subject to the provisions of the Merger Agreement. The former holders of Deep Roots’ incentive common stock have entered into lock-up agreements with the Company in respect of such Parent Shares on substantially similar terms as the other stockholders of Deep Roots as described below in Item 2.01. The Parent Shares issued by the Company in respect of the Compensatory Award were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder, as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The Second Amendment also provided for certain additional technical and conforming changes to the Merger Agreement.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously announced, on December 18, 2024, Vireo, Merger Sub, Deep Roots, and Representative entered into the Merger Agreement. On June 6, 2025 (the “Closing Date”), Vireo completed its previously announced acquisition of Deep Roots pursuant to a merger whereby Merger Sub merged with and into Deep Roots (the “Merger”).

In connection with the Merger, Deep Roots became a wholly owned subsidiary of Vireo. Pursuant to the Merger Agreement, the Company issued 243,307,696 Parent Shares in respect of the Estimated Closing Merger Consideration in connection with the Merger, which number of Parent Shares is equal to the amount of the Estimated Closing Merger Consideration divided by $0.52. 218,976,927 of such Parent Shares were delivered to Odyssey Trust Company in its capacity as payment agent for further distribution to the former Deep Roots stockholders as the Closing Share Payment, and 24,330,769 Parent Shares (representing 10% of the aggregate number of Parent Shares issued as part of the Estimated Closing Merger Consideration) were delivered to Odyssey Trust Company in its capacity as escrow agent. The Parent Shares issued pursuant to the Merger Agreement (excluding the Parent Shares issued in respect of the Compensatory Award) are subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration, and the Deep Roots stockholders (other than in respect of the Compensatory Award) are also eligible to receive additional Parent Shares pursuant to certain earn-out payments as described in the Merger Agreement and summarized below.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a Schedule DEFM 14C information statement was prepared by the Company and filed with the SEC and mailed to the shareholders of the Company on March 21, 2025 relating to the Merger (the “Information Statement”).

The consideration paid to acquire Deep Roots was based in part on the product of an Acquisition Multiple of 4.175 multiplied by the Closing EBITDA of $30,000,000 and a $0.52 share reference price for the Parent Shares. For more information on the calculation of the Closing Merger Consideration and the Total Merger Consideration, please see the disclosures regarding the Merger in the Information Statement.

Subject to the terms and conditions of the Merger Agreement, former stockholders of Deep Roots (other than in respect of incentive common stock of Deep Roots) may receive additional Parent Shares pursuant to earn-out payments based on Deep Roots’ Adjusted EBITDA growth compared to Deep Roots’ Closing EBITDA plus New Retail EBITDA (at a 4x multiple), adjusted for incremental debt and certain other matters, and paid using a share price for the Parent Shares of the higher of $1.05 or the 20-day VWAP as of immediately prior to December 31, 2026. Adjusted EBITDA growth is generally defined as the increase between Closing EBITDA plus New Retail EBITDA and the higher of 2026 Adjusted EBITDA or trailing nine-month annualized Adjusted EBITDA as of December 31, 2026.

In no event shall the number of earn-out shares issued under the Merger Agreement, in the aggregate, exceed the Closing Share Payment.

The Merger Agreement provides for the clawback of up to 50% of the Parent Shares issued as Actual Closing Merger Consideration (which excludes Parent Shares issued in respect of the Compensatory Award), if (a) 2026 Adjusted EBITDA is less than 96.5% of the Closing EBITDA plus an amount equal to $1,000,000 in respect to New Retail EBITDA (as adjusted to deduct the New Retail EBITDA Shortfall Amount) (the amount of such shortfall, the “EBITDA Deficiency”), and (b) retail revenue Market Share or EBITDA Margin for 2026 is less than the corresponding figures for 2024 and (c) the Company’s 20-day VWAP as of immediately prior to December 31, 2026 is greater than $1.05 per share. The amount of shares subject to a clawback would be equal to the Acquisition Multiple multiplied by the EBITDA Deficiency, adjusted for incremental debt and certain other matters, divided by $0.52 per share.

Pursuant to the Merger Agreement, the stockholders of Deep Roots receiving part of the Closing Share Payment entered into lock-up agreements with the Company providing that each such person, for a period of up to 33 months, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of, or enter into certain arrangements that transfer any of the economic consequences of the ownership of, the Parent Shares issued pursuant to the Merger without the prior written consent of the Company. The lock-up agreements provide that the Parent Shares acquired by the stockholders of Deep Roots pursuant to the Merger Agreement as Total Merger Consideration shares are subject to a lock-up release schedule of 7.5% 12-months after the Closing Date, 10% at each of 18-months and 21-months after the Closing Date, 17.5% 24-months after the Closing Date, 15% 27-months after the Closing Date and 20% at each of 30-months and 33-months after the Closing Date. In addition, all such Parent Shares held by such persons are subject to lock-up during the 6-month period ending December 31, 2026. In addition, any Parent Shares issued in connection with the earn-out payments described above will be subject to lock-up periods following the issuance of such earnout shares, with a 20% release per quarter ending at 15 months post-issuance.

Vireo’s Chief Executive Officer, John Mazarakis, serves as a partner of Chicago Atlantic Group, LP, which is an affiliate of Chicago Atlantic Admin, LLC (the “Agent”), which is the senior secured lender for Deep Roots and its affiliates (including the Acquired Companies). Given his ownership interest in the Agent and its affiliates, Mr. Mazarakis has an approximate 29% interest in the Deep Roots’ debt transactions with the Agent. Deep Roots has aggregate outstanding net debt with the Agent and/or its affiliates of approximately $19,200,000, which debt continued to be held by Deep Roots after the Closing.

The Parent Shares issued and to be issued by the Company to the stockholders of Deep Roots pursuant to the Merger Agreement were and will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) thereunder, as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide shareholders with information regarding its terms and conditions, and is not intended to provide any factual information about the Company or Deep Roots. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Deep Roots. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the aggregate outstanding net debt of Deep Roots to the Agent and/or its affiliates of approximately $19,200,000 pursuant to a Loan and Security Agreement dated as of April 15, 2024 by and among Deep Roots and certain of its affiliates, the Agent, and certain other parties thereto (as amended, the “CA Loan Agreement”), which debt continues to be held by Deep Roots after the Closing, is incorporated herein by reference, to the extent required herein. On the Closing Date, as a result of the Merger, the Company became indirectly obligated under the CA Loan Agreement. The debt under the CA Loan Agreement bears interest at a per annum rate equal to the Prime Rate (as defined therein) plus 6.5%, payable monthly in arrears. Payment amounts in respect of principal are also payable monthly in an amount equal to 0.83333% of the aggregate principal amount of all loans made to the borrowers under the CA Loan Agreement, with the remaining outstanding principal and interest due on the maturity date of August 15, 2027. The CA Loan Agreement includes standard events of default with respect to Deep Roots and its affiliates in their capacities as borrowers. Upon the occurrence and during the continuance of an event of default, the Agent may, among things, accelerate obligations under the CA Loan Agreement such that they are immediately due and payable, or increase the interest rate payable under the CA Loan Agreement by 3% per annum. The foregoing description of the CA Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the CA Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K related to the Parent Shares issued and to be issued in connection with the Merger and in respect of the Compensatory Award is incorporated herein by reference, to the extent required herein. The securities were and will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure

On June 9, 2025, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The information required by Item 9.01(a) of this report, including the consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended for Deep Roots Holdings, Inc. is incorporated by reference from the Company’s definitive information statement on Schedule DEFM 14C filed with the SEC on March 21, 2025, which audited consolidated financial statements were included in such filing beginning on page B-1 thereof.

The information required by Item 9.01(a) of Form 8-K with respect to Deep Roots Holdings, Inc. for the quarterly period ended March 31, 2025 will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma information required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2024, by and among Vireo DR Merger Sub Inc., Vireo Growth Inc., Deep Roots Holdings, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024)

2.2	First Amendment to Merger Agreement, dated as of March 14, 2025, by and among Vireo DR Merger Sub Inc., Vireo Growth Inc. and Deep Roots Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2025)

2.3	Second Amendment to Merger Agreement, dated as of June 6, 2025, by and among Vireo DR Merger Sub Inc., Vireo Growth Inc. and Deep Roots Holdings, Inc.**

23.1	Consent of Hill, Barth & King LLC, independent audit firm to Deep Roots Holdings, Inc. LLC

99.1	Press Release, dated as of June 9, 2025*

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

**Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC Upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: June 12, 2025